Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-278075), Form S-1 (No. 333-291345), and Form S-8 (No. 333-173066, 333-190524, 333-217070, 333-219870, 333-225472, 333-238790, 333-272929, 333-281415, and 333-291484) of Kopin Corporation (the Company) of our report dated April 13, 2026, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Boston, Massachusetts

April 13, 2026